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                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[X]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                 Tandy Corporation
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                (Name of Registrant as Specified in Its Charter)

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   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

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   (2)  Aggregate number of securities to which transaction applies:

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   (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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   (4)  Proposed maximum aggregate value of transaction:

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   (5)  Total fee paid:

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   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

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   (2)  Form, Schedule or Registration Statement No.:

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   (3)  Filing Party:

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   (4)  Date Filed:

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INTERNAL EMAIL (POSTMASTER) VERSION:

(EMAIL HEADER):

TO:      (EMPLOYEE NAME)

FROM:    Leonard Roberts

SENT:    March 15, 2000 (TIME)

SUBJECT: Tandy is RadioShack...RadioShack is Tandy

(TEXT)


INTRANET BROADCAST PAGE VERSION:

(HEADLINE):
Tandy is RadioShack...RadioShack is Tandy

(MESSAGE):
Tandy is RadioShack...RadioShack is Tandy


TO:      All Tandy/RadioShack Employees

FROM:    Len Roberts

DATE:    March 15, 2000

(TEXT)

POS STORE MEMO

DATE:    March 15, 2000

TO:      All Employees (Distribution Lists F1, X,X)

FROM:    Len Roberts

SUBJECT: Tandy is RadioShack...RadioShack is Tandy

(TEXT)

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Last Friday the company filed its annual Proxy statement with the Securities and
Exchange Commission. Most years this routine filing is just that . . . routine. But this year is different. This year we are asking our shareholders to vote on an amendment at our annual meeting on May 18 that, if approved, would change the name of our company to RadioShack Corporation. I must say I am very excited about this next great step in our company's history, and here's why.

One of the reasons we asked our Board of Directors to seek shareholder approval for a name change is simple: TANDY IS RADIOSHACK AND RADIOSHACK IS TANDY! RadioShack is our company's single focus today. The RadioShack name clearly communicates to consumers and stakeholders that we are one company, with RadioShack as our single retail service concept.

Second, RADIOSHACK HAS A PROVEN, MEASURABLE BRAND IDENTITY. We know that RadioShack is one of today's most recognized brands...so let's take advantage of this great name! We believe leveraging the strength of our incredible brand identity will improve our national awareness in the minds of consumers and stakeholders.

Third, studies have shown that A COMPANY'S INDIVIDUAL INVESTOR BASE OVERLAPS WITH ITS CUSTOMER BASE. In fact, one such study found that a large majority of individual investors reported that they often buy products from companies in which they own stock. If customers who shop at RadioShack want to invest, how do they find us? They will look for the obvious name--RadioShack--not Tandy. Stronger alignment can be realized among individual shareholders by making our corporate and store name one of the same.

Those of you who are shareholders in our company will be eligible to vote on this amendment by Proxy, which will be mailed to you on March 30. Don't miss your opportunity to cast your vote on this very important amendment.

While we are truly excited about the possibility of a name change and what this means to the future of our company, one thing is for certain....the Tandy name is and will always be a very important part of our heritage. The legacy of Charles Tandy will not be erased nor forgotten. We will make sure of this by honoring his incredible contributions in many ways.

One way is to retain Tandy Center as the name of our corporate headquarters. Charles Tandy was a visionary in many ways. He believed in the thriving spirit of Fort Worth and proved it by moving our corporate headquarters back to downtown Fort Worth some 25 years ago. Tandy Center was the cornerstone of the revitalization effort in downtown Fort Worth...an effort in urban redevelopment that is nationally recognized even today.

Charles Tandy was also an incredible salesman and merchant. He took a floundering, nine-store electronics retailer in Boston, named RadioShack, and built a Fortune 500 company. And while many retail concepts were born out of Tandy Corporation, RadioShack is


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today, America's largest consumer electronics retailer and our company's single, thriving retail concept.

I truly believe changing our name to RadioShack Corporation will move us closer to our vision...to be the most admired retailer in America...to lead our industry in shareholder return ...to be an outstanding corporate citizen, both locally and across the nation...and to be THE BEST COMPANY TO WORK FOR IN AMERICA. We are at the dawn of a new century and on the verge of becoming America's Home Connectivity Store. We should all be excited about this new chapter in the history of retailing...and our company.

                                 INVESTOR NOTICE

Investors are urged to read the preliminary proxy statement filed by Tandy Corporation on March 10, 2000 with the Securities and Exchange Commission (SEC) in connection with the 2000 annual meeting of stockholders. This preliminary proxy statement contains important information about the proposed change of name of Tandy Corporation to RadioShack Corporation, as well as other proposals to be voted on at the 2000 annual meeting. After the preliminary proxy statement is cleared with the SEC, the definitive proxy statement and a form of proxy will be mailed to all shareholders and will be available free of charge on the SEC's website (www.sec.gov) or from Tandy Corporation's Assistant Corporate Secretary at (817) 415-2758.

Tandy Corporation is the only participant involved in the solicitation of proxies in connection with the proposed name change and other proposals to be voted on at the 2000 annual meeting. Information related to Tandy Corporation and its interests in the solicitation is contained in the preliminary proxy statement currently on file with the SEC.